HEI Exhibit 10.8(b)

HAWAIIAN ELECTRIC INDUSTRIES, INC.

EXCESS PAY

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PROLOGUE

This Plan is not intended to meet or be subject to (i) the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended, or (ii) Section 3(36) and Parts 2, 3 or 4 of the Employee Retirement Income Security Act of 1974.

ARTICLE I

DEFINITIONS

The following terms as used herein shall have the indicated meaning, unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular may include the plural and vice versa, and the masculine gender shall always include the feminine gender.

1.1 Associated Company means (i) a corporation (other than a Participating Employer) that is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) of the Code) as a Participating Employer, (ii) an entity (other than a Participating Employer) under common control (within the meaning of Section 414(c) of the Code) with a Participating Employer, or (iii) a member (other than a Participating Employer) of an affiliated service group (within the meaning of Section 414(m) of the Code) with a Participating Employer.

1.2 Asset Manager means the person designated to manage the assets of the Plan in accordance with Section 5.2.

1.3 Code means the Internal Revenue Code of 1986, as amended.

1.4 Committee means the Hawaiian Electric Industries, Inc. Pension Investment Committee appointed pursuant to resolution of the Board of Directors of the Company.

1.5 Company means Hawaiian Electric Industries, Inc.

1.6 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.7 Excess Plan means the Hawaiian Electric Industries, Inc. Excess Benefit Plan.

1.8 Participant means any person meeting the eligibility requirements of Article II hereof.

1.9 Participating Employer means the Company and/or any other corporation that is a member of the same controlled group of corporations (as defined in Section 415(b) of the Code) as the Company and to which participation in the Retirement Plan is extended, excluding the Hawaiian Insurance & Guaranty Co., Ltd.

1.10 Plan means this Hawaiian Electric Industries, Inc. Excess Pay Supplemental Executive Retirement Plan.

1.11 Retirement Plan means as to any Participant, whichever one of the following plans in which that individual is a participant: the Retirement Plan for Employees of Hawaiian Electric Industries, Inc. and Participating Subsidiaries, the American Savings Bank Retirement Plan, or the Hawaiian Tug & Barge Corp./Young Brothers, Limited Salaried Pension Plan.

1.12 Plan Administrator means the person designated to administer the Plan in accordance with Section 5.3.

1.13 SERP means the Hawaiian Electric Industries, Inc. Supplemental Executive Retirement Plan and the American Savings Bank Supplemental Executive Retirement Plan.

ARTICLE II

ELIGIBILITY

Each participant in the Retirement Plan earning compensation (as defined the Retirement Plan) in excess of the limits imposed by Section 401(a)(17) of the Code shall be a Participant in this Plan, excluding any participant: (i) whose benefits are subject to collective bargaining; (ii) not employed by a Participating Employer; or (iii) who is also a participant in the SERP.

The individuals named in Appendix I hereto shall also be considered Participants.

ARTICLE III

CONTRIBUTIONS

No contributions to this Plan from Participants shall be permitted or required.

ARTICLE IV

BENEFITS

Section 4.1 Excess Benefit

This Plan shall provide to each Participant a supplemental benefit to ensure that the full benefits described in the applicable Retirement Plan as of the effective date hereof, including the adjustment in the benefit under such Retirement Plan, any other increase in benefits occurring thereafter, and any portion of such Retirement Plan benefit in excess of the limitations imposed by Section 401(a) (17) of the Code, are paid. Such excess benefits shall be determined in accordance with the applicable sections of the Retirement Plan as in existence as of the effective date hereof, together with any increase in benefits occurring thereafter, as though the limitations of Section 401(a) (17) of the Code did not apply, and reduced by the benefits which are permitted to be paid under the Retirement Plan.

Such excess benefit shall be paid at the same time and in the same form as the Participant’s benefits under the applicable Retirement Plan.

Section 4.2 Benefit for Participants of the Plan and Excess Plan

In the event that any Participant is also a participant in the Excess Plan, this Plan shall pay such Participant a benefit in accordance with the Retirement Plan as in existence as of the effective date hereof, including the adjustment in the benefit under such Retirement Plan and any other increase in benefits occurring thereafter, as though the limitations of Sections 401(a) (17) and 415 of the Code did not apply, and reduced by the benefits which are permitted to be paid under the Retirement Plan. In such event, no payment of benefits shall be made under Article IV of the Excess Plan.

Section 4.3 Application of Article IV

This Article IV applies only to Participants other than those listed in Appendix I.

ARTICLE V

ADMINISTRATION

Section 5.1 The Committee To Be Named Fiduciary

(a) The Committee shall be the “Named Fiduciary” (within the meaning of ERISA) of the Plan with all responsibility for the operation and administration of the Plan. The Committee shall have the power to delegate specific fiduciary responsibilities of the Participating Employers to any person or group of persons, and such person or group may serve in more than one such delegated capacity. Such delegations must be accepted in writing and may be made to employees of the Participating Employers or Associated Companies or to other individuals, all of whom shall serve at the pleasure of the Committee, and if fulltime employees of the Participating Employers or Associated Employers, without compensation. Any such person may resign by delivering a written resignation to the Committee.

(b) The Committee shall supervise and review the activities of the Asset Manager and the Plan Administrator.

Section 5.2 Asset Manager

(a) The Asset Manager shall be the person named as the Asset Manager for the Excess Plan and shall be the fiduciary in charge of the financial affairs of the Plan. The Asset Manager shall manage the assets, if any, in accordance with the terms of the Plan and shall have all powers necessary to carry out her duties. If at any time there shall be no Asset Manager or if the Asset Manager shall be unable to perform her duties, the President of the Company shall designate a person to serve as Asset Manager until the Board of Directors of the Company appoints a successor.

(b) The Asset Manager shall have the following specific duties and responsibilities in addition to any other duties specified in the Plan or by applicable law.

(1) The Asset Manager shall have responsibility for legal, actuarial, and accounting services provided to the Plan; may authorize an agent, to act on her behalf; and may contract for legal, actuarial, medical, accounting, clerical, and other services to carry out her duties and to discharge her responsibilities.

(2) The Asset Manager shall adopt from time to time actuarial tables and actuarial methods for use in all actuarial calculations, if any, required in connection with the determination of the funding status of the Plan. As an aid to the Asset Manager in connection therewith, the actuary consultant designated by the Asset Manager shall make annual actuarial valuations of the contingent assets and liabilities of the Plan, and shall certify to the Asset Manager the tables, actuarial methods, rates of contribution, and other pertinent data and information that such actuary would recommend for use by the Asset Manager.

(3) The Asset Manager shall be responsible for the maintenance of all financial records of the Plan.

(4) The Asset Manager shall be responsible for the preparation of all financial statements and reports relating to the Plan.

(5) The Asset Manager shall be the Plan’s agent for service of any notice of process authorized by law.

Section 5.3 Plan Administrator

(a) The Plan Administrator shall be the person named as the plan administrator for the Excess Plan and shall be the fiduciary in charge of administration of the Plan. The Plan

Administrator shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out his duties. If at any time there shall be no Plan Administrator or if the Plan Administrator shall be unable to perform his duties, the President of the Company shall designate a person to serve as Plan Administrator until the Board of Directors of the Company appoints a successor.

(b) The Plan Administrator shall have the following specific duties and responsibilities in addition to any other duties specified in the Plan or by applicable law.

(1) Subject to the limitations contained in this Plan, the Plan Administrator shall adopt rules for the administration of the Plan as he considers desirable, provided such rules do not conflict with the Plan.

(2) The Plan Administrator may authorize an agent, to act on his behalf, and may contract for legal, actuarial, medical, accounting, clerical, and other services to carry out the Plan and to discharge his responsibilities.

(3) Except as otherwise expressly provided herein, the Plan Administrator may interpret and construe the Plan, or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be binding upon the persons.

(4) The Plan Administrator shall adopt from time to time actuarial tables and actuarial methods for use in all actuarial calculations, if any, required connection with the determination of benefit payments under the Plan. As an aid to the Plan Administrator in connection therewith, the actuary consultant designated by the Asset Manager shall, if needed, certify the Plan Administrator the tables, actuarial methods, rates of contribution, and other pertinent data and information that such actuary would recommend for use by the Plan Administrator.

(5) The Plan Administrator shall be responsible for the maintenance of all employee, Participant, and beneficiary records for the Plan. The Plan Administrator shall also be responsible for the maintenance of records, appropriate notifications, and filings in connection with the interest of all Participants or their spouses or contingent annuitants.

(6) The Plan Administrator shall be responsible for the filing and disclosure, if required, of the annual report on Form 5500, summary plan description, summary of material modifications, summary annual report, and other disclosure information regarding the provisions of the Plan or rights thereunder that must be provided to Participants and their beneficiaries under the Plan.

Section 5.4 Expenses

The Participating Employers shall pay all expenses of administering the Plan. Such expenses shall include any expenses incurred by a Participating Employer, the Committee, the Asset Manager, or the Plan Administrator, including, but not limited to, the payment of professional fees of consultants.

ARTICLE VI

NO TRUST FUND

No separate trust fund shall be established in connection with this Plan. This Plan shall be unfunded and the benefits thereof paid as necessary from the general assets of the Participating employers.

ARTICLE VII

CLAIMS PROCEDURE

The procedure for claiming benefits under the Plan shall be as follows:

(a) The Plan Administrator shall determine the benefits due hereunder to a Participant, or the Participant’s spouse or contingent annuitant, but a person may file a claim for benefits by written notice to the Plan Administrator.

(b) If a claim is denied in whole or in part, the Plan Administrator shall give the claimant written notice of such denial within thirty (30) days of the filing of the claim. Such notice shall (i) specify the reason or reasons for the denial, (ii) refer to the pertinent Plan provisions on which the denial is based, (iii) describe any additional material or information necessary to perfect the claim and explain the need therefor, and (iv) explain the review procedure described in subparagraph (c) hereof.

(c) The claimant may then appeal the denial of the claim by filing written notice of such appeal with the Committee within ninety (90) days after receipt of the notice of denial. The claimant or any authorized representative may, before or after filing notice of appeal, review any documents pertinent to the claim and submit issues and comments in writing. The Committee shall render a decision on such appeal within thirty (30) days after receipt of the appeal (unless a longer period is requested by the claimant), and shall forthwith give written notice of such decision.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.1 Amendment

(a) Subject to the provisions hereinafter set forth, the Company reserves the right to amend the Plan at any time, and (to the extent permitted by ERISA and the Code) give any such amendment retroactive effect.

(b) The Committee may approve any technical amendments to the Plan (i) necessary to comply with federal law and regulations thereunder or (ii) that do not have a substantial impact on the cost or terms of the Plan. All other amendments must be approved by the Board of Directors of the Company.

Section 8.2 Termination

The Plan is adopted with the expectation that it shall be continued indefinitely, but the continuation of the Plan is not assumed as a contractual obligation by any Participating Employer. Each Participating Employer reserves the right to terminate the Plan with respect to its participation at any time. If the Plan is terminated (in full or in part), the then accrued benefit under this Plan of each affected Participant shall become 100% vested.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Right to Employment Or Retirement Income

(a) Nothing contained in the Plan shall be deemed to give any Participant a right to remain in the employ of the Participating Employers.

(b)(1) Nothing contained in the Plan shall be deemed to give any Participant, retired Participant, spouse, beneficiary or contingent annuitant any right or claim to any benefit except as expressly provided in the Plan.

     (2) Notwithstanding any other provision in this Plan, in the event the Company fails to fulfill its obligation to make payments to the Participant, his beneficiary, or any other person entitled to payments under the Plan, the Company shall be liable to such person for any attorney’s fees and other legal costs related to enforcing such person’s claim against the Company.

Section 9.2 Inalienability

No Participant or any person having or claiming to have any interest of any kind or character in or under this Plan shall have any right to sell, assign, transfer, convey, hypothecate, anticipate, or otherwise dispose of such interest, and such interest shall not be subject to any liabilities or obligations of, or any bankruptcy proceedings, claims of creditors, attachment, garnishment, execution, levy, or other legal process against such person or such person’s property.

Section 9.3 Facility Of Payment

If any Participant, retired Participant, or spouse or contingent annuitant eligible to receive payments under this Plan is, in the opinion of the Plan Administrator, legally, physically, or mentally incapable of personally receiving and receipting for any payment under this Plan, the Plan Administrator may direct payments in installments not to exceed the amount of monthly pension to which the Participant was otherwise entitled, to such other person, persons, or institutions who, in the opinion of the Plan Administrator, are then maintaining or having custody of such payee, until claims are made by a duly appointed guardian or other legal representative of such payee. Such payments shall constitute a full discharge of the liability of the Plan to the extent thereof.

Section 9.4 Construction of Plan

(a) The headings of articles and sections are included herein solely for the convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall be controlling.

(b) To the extent not preempted by ERISA, the Plan shall be governed, construed, administered and regulated according to the laws of the State of Hawaii.

Section 9.5 Forms

All consents, elections, applications, designations, etc. required or permitted under the Plan must be made on forms prescribed and furnished by the Plan Administrator, and shall be recognized only if properly completed, executed, and returned to the Plan Administrator.

Section 9.6 Effective Date

This Plan shall be effective as of January 1, 1994.

TO RECORD the adoption of this Plan, the undersigned have caused this document to be executed this 19th day of April, 1994, effective as of January 1, 1994.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By	/s/ Peter C. Lewis
Its V.P.-Administration

By	/s/ Robert F. Clarke
Its President & CEO